SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2015

WATTS WATER TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-11499	04-2916536
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

815 Chestnut Street, North Andover, Massachusetts 01845

(Address of Principal Executive Offices) (Zip Code)

(978) 688-1811

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Watts Water Technologies, Inc. (the “Registrant”) and Christopher L. Conway entered into an indemnification agreement dated as of June 2, 2015 in connection with his election as a Director of the Registrant.

The indemnification agreement entered into between the Registrant and Mr. Conway is the Registrant’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 29, 2015.  The indemnification agreement provides indemnity, including the advancement of expenses, to the directors and certain officers of the Registrant against liabilities incurred in the performance of their duties to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2015, the Board of Directors of the Registrant elected Christopher L. Conway to serve as a member of the Registrant’s Board of Directors until the Registrant’s 2016 Annual Meeting of Stockholders or until his successor has been duly elected and qualified.  Mr. Conway was also appointed by the Board to serve as a member of each of the Audit Committee and the Nominating and Corporate Governance Committee of the Board of Directors.

Mr. Conway is currently President and Chief Executive Officer and Chairman of the Board of CLARCOR Inc.  Mr. Conway has been employed by CLARCOR or its affiliates since 2006, when he was named Vice President of Manufacturing of Baldwin Filters, Inc., an affiliate of CLARCOR.  In September 2007, Mr. Conway was promoted to the position of President of Facet USA, Inc., another affiliate of CLARCOR.  He was then named President of CLARCOR’s PECOFacet division in December 2007 and continued in that role until being named as President and Chief Operating Officer of CLARCOR in May 2010.  In December 2011, Mr. Conway assumed the position of President and Chief Executive Officer of CLARCOR.  CLARCOR is a diversified marketer and manufacturer of mobile, industrial and environmental filtration products and consumer and industrial packaging products sold in domestic and international markets.  Prior to joining CLARCOR or its affiliates, Mr. Conway served for two years as the Chief Operating Officer of Cortron Corporation, Inc., a small manufacturing start-up based in Minneapolis, Minnesota.  Mr. Conway also served for seven years in various management positions at Pentair, Inc., an international provider of products, services, and solutions for its customers’ diverse needs in water and other fluids, thermal management, and equipment protection.

There are no transactions in which Mr. Conway has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The disclosure contained in Item 1.01 is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2015	WATTS WATER TECHNOLOGIES, INC.

	By:	/s/ Kenneth R. Lepage
Kenneth R. Lepage
General Counsel